United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2024

GLUCOTRACK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41141	98-0668934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Rte 17 North, Suite 800 Rutherford, NJ	07070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-842-7715

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GCTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2024, Glucotrack, Inc. (the “Company”) entered into a convertible promissory note and three warrant agreements (the “Warrants”) with an investor (the “Holder”), providing for the private placement of a secured convertible promissory note in the aggregate principal amount of 4,000,000 (the “Note”. The Note is not convertible until and unless approved at a meeting of the Company’s stockholders (“Stockholder Approval). The Company has agreed to hold such a meeting to seek Stockholder Approval within 90 days.

The Note bears simple interest at the rate of eight percent (8%) per annum and is due and payable in cash on the earlier of: (a) the twelve (12) month anniversary of Note, or (b) the date of closing of a Sale Transaction (defined below) (the “Maturity Date”). Interest will be computed on the basis of a 365-day year. The Note is secured by a first-priority security interest on all Company assets.

Except with regard to conversion of the Notes a or a Sale Transaction as discussed below, the Company may not prepay the Notes without the written consent of the holder. If Stockholder Approval is obtained, the Note (i) is convertible at the discretion of the Holder at a price equal to the closing price of the Common Stock on the date of conversion and, (ii) if the Closing Price of the Common stock exceeds $5.00 per share for a period of five (5) consecutive trading days, will automatically convert at a price equal to the five-day (5) VWAP (subject to adjustment for any stock split, stock dividend, reverse stock split, combination or similar transaction). “VWAP” means the daily volume weighted average price of the Common Stock.

In the event of a Sale Transaction on or prior to the Maturity Date, the Company will repay the Holder, at the Holder’s election, as follows: (a) cash equal to 200% of the Note balance, or (b) transaction consideration in the amount to be received by the Holder in such Sale Transaction if the Note was converted pursuant to an optional conversion. “Sale Transaction” means a merger or consolidation of the Company with or into any other entity, or a sale of all or substantially all of the assets of the Company, or any other transaction or series of related transactions in which the Company’s stockholders immediately prior to such transaction(s) receive cash, securities or other property in exchange for their shares and, immediately after such transaction(s), own less than 50% of the equity securities of the surviving corporation or its parent.

Upon the occurrence of an Event of Default (defined below), a holder may, by written notice to the Company, declare the Note to be due immediately and payable with respect to the Note balance. An “Event of Default” means (i) failure by the Company to pay the Note balance on the Maturity Date, (ii) the Company becomes subject to a judgement of more than $50,000, (iii) voluntary bankruptcy, or (iv) involuntary bankruptcy. Upon the occurrence of an Event of Default specified in clause (iii) above, the Note balance shall automatically and immediately become due and payable, in all cases without any action on the part of the holder.

Each Warrant becomes exercisable 12 months after its issuance and has term of 10 years. The Warrants are exercisable for cash only and have no price-based antidilution. The first Warrant is for 2,133,334 shares at $1.875 per share. The second Warrant is for 1,523,810 shares at $2.625 per share. The third Warrant is for 1,185,186 shares at $3.375 per share.

As part of the transaction, the Company agreed to appoint two individuals nominated by the Holder to the Company’s board of directors. The Holder has not yet nominated any candidates.

The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 3.02.

The Notes, the Warrants and any equity securities issuable upon conversion of the Notes or exercise of the Warrants (the “Securities”) were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Holder. Accordingly, the Securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2024, Shimon Rapp and Andrew Sycoff resigned from the board of directors. Mr. Rapp and Mr. Sycoff’s resignation was not the result of any dispute or disagreement with the Company or the board of directors on any matter relating to the operations, policies or practices of the Company.

Item 7.01 Regulation FD Disclosure

On July 31, 2024, the Company issued a press release (the “Press Release”) regarding the financing. The Press Release is furnished as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing with the Securities and Exchange Commission, except as expressly set forth by specific reference in such a filing.

Item 9.01. Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Form of Convertible Promissory Note
10.2	Form of Warrant
99.1	Press Release dated July 31, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glucotrack, Inc.

Date: July 31, 2024	By:	/s/ Paul Goode
	Name:	Paul Goode
	Title:	Chief Executive Officer